Exhibit 10.1

SETTLEMENT AGREEMENT, RELEASE,

AND PURCHASE & SALE AGREEMENT

This SETTLEMENT AGREEMENT, RELEASE, AND PURCHASE & SALE AGREEMENT (the “Agreement”) is entered into and effective this 26th day August 2010, by, between, and among: (1)(A)  GLOBAL RIG COMPANY ASA, a corporation organized under the laws of Norway; (B)  GLOBAL RIG ACTIVE 2 AS, a corporation organized under the laws of Norway, and (C) NORAM DRILLING COMPANY a Texas corporation (collectively “Global/NorAm”); and (2) WARREN E&P, INC., a New Mexico corporation, or its designated affiliate (“Warren”).  Global/NorAm and Warren may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

REFERENCE is here made for all purposes to: (A) that certain Drilling Bid Proposal and Daywork Drilling Contract, dated December 6, 2007, between Warren and Voorhees Thomas LLC (“Voorhees”); and (B) that certain Drilling Bid Proposal and Daywork Drilling Contract, dated July 2, 2008, between Warren and NorAm (collectively the “Drilling Contracts”).

REFERENCE is also here made to that certain Rig Purchase Agreement, dated July 10, 2008, between Voorhees Rig International, Inc. and Global Rig Company ASA (the “Rig Purchase Agreement”), which provides for the purchase and sale of an oil and gas well drilling rig (the “Rig”) more particularly described therein and in various Exhibits and Schedules attached thereto.  The specifications for, description of and component parts on the Rig are described in EXHIBIT “A” attached hereto and certain documentation concerning the Rig is described in EXHIBIT “B” attached hereto.

WHEREAS, various disputes concerning the Rig have arisen between and among Global/NorAm and Warren under the Drilling Contracts and the Rig Purchase Agreement.

WHEREAS, NorAm filed that certain lawsuit against Warren styled NorAm Drilling Company v. Warren E&P, Inc., Cause No. 4:09-cv-01070 in the United States District Court for the Southern District of Texas, Houston Division (the “NorAm Case”).

WHEREAS, Global Rig Company ASA and Global Rig Active 2 AS filed that certain lawsuit against Warren styled Global Rig Company ASA and Global Rig Active 2 AS v. Warren E&P, Inc., Cause No. 4:10-Cv-01682 in the United States District Court for the Southern District of Texas, Houston Division (the “Global Case”).

WHEREAS, the Parties have agreed to settle and resolve their disagreements and dismiss the NorAm Case and the Global Case.

WHEREAS, as part of such settlement, Global/NorAm has agreed to sell and Warren has agreed to purchase the Rig on the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, and in accordance with the terms, conditions, and provisions set forth below, the Parties agree as follows:

ARTICLE I

Purchase and Sale of Rig

Section 1.01.  Global/NorAm agrees to and shall sell, transfer and convey good and marketable title to the Rig, as more particularly described in the Rig Purchase Agreement and Exhibits “A” and “B” attached thereto, together with all associated fixtures, equipment and personal property, to Warren in return for payment of the purchase price of $7,000,000.00.

Section 1.02.  Warren will pay one-half ($3,500,000.00) of the purchase price within five (5) business days after full and complete execution of this Agreement (the “Closing”), and shall pay the remaining $3,500,000.00 of the purchase price in fifteen (15) equal monthly payments commencing thirty (30) days after the date of the initial payment.

Section 1.03.  Warren shall take delivery of the Rig in California and shall be responsible for and pay the costs of mobilization and transportation of the Rig from its current location in Houston, Texas, to a location in California to be determined by Warren.

Section 1.04.  Warren shall be responsible for and pay the storage or rental charges for the Rig at its current location commencing on August 1, 2010, in the amount of $5,000.00 per month, payable to Seatrax, Inc., whose address is 13223 F.M. 529, Houston, Texas 77041.

ARTICLE II

Dismissal of Cases

Section 2.01.  Global/NorAm, on behalf of NorAm Drilling Company, and Warren will dismiss the NorAm Case with prejudice at the Closing.

Section 2.02.  Global/NorAm, on behalf of Global Rig Company ASA and Global Rig Active 2 AS, will dismiss the Global Case with prejudice at the Closing.

ARTICLE III

Release and Indemnification

Section 3.01.  Global/NorAm hereby releases and discharges, and agrees to indemnify and hold Warren, including its parent, affiliates, subsidiaries, officers, directors, employees, and agents, harmless from any and all claims, causes of action, demands, rights or liabilities for damages in contract, in tort, under any statute or regulation, and/or derived directly or indirectly from any statute or claims under federal, state, local or other laws, including but not limited to, claims for compensatory damages, statutory damages, extra-contractual damages, exemplary damages, consequential losses or damages, interest, known or unknown, fixed or contingent, relating in any way to any agreements, negotiations, or representations (unless otherwise provided for herein) regarding the Rig, the Rig Purchase Agreement, the Drilling Contracts, the NorAm Case, and the Global Case.

Section 3.02.  Warren hereby releases and discharges, and agrees to indemnify and hold Global/NorAm, including its parent, affiliates, subsidiaries, officers, directors, employees, and agents, harmless from any and all claims, causes of action, demands, rights or liabilities for damages in contract, in tort, under any statute or regulation, and/or derived directly or indirectly from any statute or claims under federal, state, local or other laws, including but not limited to, claims for compensatory damages, statutory damages, extra-contractual damages, exemplary damages, consequential losses or damages, interest, known or unknown, fixed or contingent, relating in any way to any agreements,  negotiations, or representations (unless otherwise provided for herein) regarding the Rig, the Rig Purchase Agreement, the Drilling Contracts, the NorAm Case, and the Global Case.

ARTICLE IV

Title and Representations Concerning the Rig

Section 4.01.  Except as provided for herein, Global/NorAm will convey the Rig, including all associated equipment, fixtures, personal property and documentation, to Warren in its “as is” and “where is” condition with no warranties, either express or implied, as to its operation or functionality in general or its components and equipment in particular.  This provision notwithstanding, Global/NorAm represents that it owns clear, marketable title to the Rig and its associated equipment, and that it can and will convey title to the Rig to Warren free and clear of any liens, security interests, encumbrances, or third-party claims of any kind.  Such conveyance shall be in a form substantially similar to the Bill of Sale, Transfer and Assignment attached hereto as EXHIBIT “C”.

Section 4.02.  Global/NorAm also represents to Warren that during the pendency of the NorAm Case it: (i) reviewed the documentation and reports regarding the American Petroleum Institute (“API”) inspection that resulted in the API certification plate presently mounted on the Rig; (ii) confirmed to its satisfaction that the mast and substructure on and of the Rig were and are API certified pursuant to a Category IV inspection; (iii) conducted and/or witnessed function testing and component testing on the Rig in general and its components and equipment in particular; and (iv) prior to taking delivery of the Rig in January of 2010, confirmed to its satisfaction that the Rig in general and each component and piece of equipment in particular functioned as contemplated by the Rig Purchase Agreement.  Global/NorAm is presently unaware of: (i) any defect or condition in, on or of the Rig that would impair or prevent the Rig from functioning as contemplated by the Rig Purchase Agreement and in accordance with industry standards; and (ii) any changes made to or modifications of the Rig or its associated components and equipment after Global/NorAm took delivery of the Rig in January of 2010 that would impair or prevent the Rig from functioning as contemplated by the Rig Purchase Agreement and in accordance with industry standards.

Section 4.03.  On or before the Closing, Global/NorAm shall transfer to and provide Warren with all of the documentation described in EXHIBIT “B” attached hereto and as described in the Rig Purchase Agreement.

ARTICLE V

Closing

Section 5.01.  Closing of the transactions contemplated by this Agreement shall take place at a mutually agreeable geographical location on or before five (5) business days after the date of full and complete execution of this Agreement, but no later than August 31, 2010 (the “Closing”).

Section 5.02.  At the Closing, Global/NorAm shall: (A) execute, acknowledge and deliver to Warren the Bill of Sale, Transfer and Assignment attached hereto as EXHIBIT “C”;  (B) deliver originals of all documentation, technical specifications, manuals, rig books, third party warranties, API certifications, books, records, materials, third party consents and other personal property associated with the Rig, including the documentation described in EXHIBIT “B” attached hereto; (C) deliver to Warren any and all filed and recorded releases and terminations of liens, security interests and encumbrances on or covering the Rig, or copies thereof; (D) deliver possession of the Rig to Warren; (E) prepare, execute and file with the court forms of Joint Dismissals with prejudice of the NorAm Case and the Global Case; (F) execute and deliver any and all other documents, instruments or agreements provided for herein or that are or may be necessary or reasonably required to fully effectuate the intent hereof.

Section 5.03.  At the Closing, Warren shall: (A) pay Global/NorAm one-half (1/2) of the purchase price, or $3,500,000.00, in immediately available funds or by wire transfer; (B) provide evidence that the monthly storage rent and fees have been and are being paid; (C) execute a Promissory Note in the form substantially similar to the Promissory Note attached hereto as EXHIBIT “D”, including applicable financing statements and security interests, acknowledging Warren’s obligation to pay the remaining $3,500,000.00 of the purchase price, without interest, in fifteen (15) equal monthly installments commencing thirty (30) days after the date of Closing; (D) take possession of and assume responsibility for the Rig; and (E) execute and deliver any and all other documents, instruments or agreements provided for herein or that are or may be necessary or required to fully effectuate the intent hereof.

ARTICLE VI

Covenants and Agreements

Section 6.01.  Use, Ownership, and Operation of the Rig.  Until the Closing, as provided above, Global/NorAm: (i) shall use reasonable efforts to maintain the Rig in a manner consistent with applicable industry standards and its past practices, (ii) shall, unless otherwise provided for herein, pay all costs, rental amounts, and expenses attributable to the ownership or operation of the Rig relating to the period prior to the transfer thereof to Warren,(iii) shall not, without Warren’s express written consent, make or enter into any commitments reasonably anticipated to require future capital expenditures by Warren in excess of $1,000.00 relating to the Rig, or terminate, materially amend, or extend any contracts affecting the Rig, or enter into or commit to enter into any new contract or agreement relating to the Rig, or settle, compromise, or waive any material rights relating to the Rig, (iv)shall maintain insurance coverage on the Rig in the amounts and of the types presently in force, (v) shall perform all material obligations as the owner of the Rig promptly when due, (vi) shall maintain all applicable permits, if any, related to the Rig, (vii)shall not transfer, sell, hypothecate, encumber, or otherwise dispose of the Rig, (viii) shall not grant or create any preferential right to purchase, right of first opportunity, or other transfer restriction or requirement with respect to the Rig, and (ix) shall maintain the Rig in at least as good a condition as it was on the date it acquired the Rig, subject to normal wear, tear and obsolescence.

Section 6.02.  Public Announcements.  Prior to the Closing, neither Party shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby.  Following the Closing, the Parties may make or issue a press please in form and substance to be mutually agreed upon by the Parties.

ARTICLE VII

Representations and Warranties of Global/NorAm

Global/NorAm represents and warrants to Warren as set forth below, and makes the same representations and warranties again at the Closing.

Section 7.01.  Existence.  Global/NorAm is a corporation duly formed, organized, validly existing, and in good standing under the laws of the State of Texas or the country of Norway, as the case may be. Global/NorAm has full legal power, right, and authority to conduct its business as such is now being conducted.

Section 7.02.  Legal Power.  Global/NorAm has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement do not and will not violate, or be in conflict with any provision of Global/NorAm’s formation documents or other governing documents.

Section 7.03.  Execution.  The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been and are duly and validly authorized by all requisite corporate, company, or other action on the part of Global/NorAm. This Agreement constitutes the legal, valid, and binding obligation of Global/NorAm enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, or other laws relating to or affecting the rights of creditors generally, and by general equitable principles.

Section 7.04.  Brokers.  No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements, or understandings made by or on behalf of Global/NorAm or any affiliate of Global/NorAm for which Warren has, may or will have any liabilities or obligations (contingent or otherwise).

Section 7.05.  Bankruptcy.  There are no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by or, to the knowledge of Global/NorAm, threatened against Global/NorAm.  Global/NorAm is not “insolvent” as such term is defined under the Federal Bankruptcy Code or any fraudulent transfer or fraudulent conveyance statute applicable to the transactions contemplated by this Agreement.

Section 7.06.  Suits and Claims.  There is no litigation, lawsuit, or claim that have been filed by any person or entity or by any administrative agency or governmental authority in any legal, administrative, or arbitration proceeding or, to the knowledge of Global/NorAm, threatened against Global/NorAm or the Rig that would impede Global/NorAm’s ability to consummate the transactions contemplated herein or would have a material and adverse effect on the Rig.

Section 7.07.  Taxes.  During the period of Global/NorAm’s ownership of the Rig up to and including the Closing, Global/NorAm has caused to be timely filed all material tax returns relating to the Rig.  Global/NorAm has paid or caused to be paid all ad valorem, property, documentary, and similar taxes based upon or measured by its ownership of the Rig.  Global/NorAm has not received written notice of any pending claim against Global/NorAm from any applicable taxing authority for assessment of taxes with respect to the Rig.  There are no audits of

Global/NorAm by any applicable taxing authority with respect to taxes attributable to the Rig.  There are no tax liens on or with respect to the Rig.

Section 7.08.  Contracts.  Global/NorAm is not in breach of any contracts applicable to the Rig, and all contracts, if any, applicable to the Rig, are in full force and effect in accordance with their terms.

Section 7.09.  Insurance.  Global/NorAm maintains and through the Closing will maintain the insurance coverage currently in effect on or with respect to the Rig.

Section 7.10.  Personal Property and Equipment.  Subject to the first sentence of Section 4.01, Global/NorAm is the owner of the Rig and associated equipment and personal property free and clear of all liens and encumbrances.  Global/NorAm has not removed any personal property, equipment, or fixtures from the Rig, unless the same have been replaced with personal property, equipment, or fixtures of similar grade, quality and utility.

Section 7.11.  No Alienation.  Prior to the Closing, Global/NorAm has not voluntarily or involuntarily sold, assigned, conveyed or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Rig.

Section 7.12.  Property Expenses.  Unless otherwise provided for herein, Global/NorAm has paid and will until the Closing pay all rental amounts and miscellaneous expenses attributable to the Rig.

Section 7.13.  Governmental Permits.  Unless otherwise provided for herein, Global/NorAm has and will maintain all applicable permits (including, without limitation, permits, licenses, approval registrations, notifications, exemptions, and any other authorizations pursuant to applicable law) that are or may be necessary, appropriate or related to the Rig.

Section 7.14.  No Adverse Change.  Subject to the first sentence of Section 4.01, the Rig has been maintained in the ordinary course of business consistent with past practices and applicable industry standards, and there has been no event or series of events that have either individually or in combination had a material adverse effect on the Rig.

Section 7.15.  Representations and Warranties Exclusive.  Subject to the first sentence of Section 4.01, all representations and warranties contained in this Agreement are exclusive, and are given in lieu of all other representations and warranties, express, implied, or statutory.

ARTICLE VIII

Representations and Warranties of Warren

Warren represents and warrants to Global/NorAm as set forth below, and makes the same representations and warranties again at the Closing.

Section 8.01.  Existence.  Warren is a corporation duly formed, organized, validly existing, and in good standing under the laws of the state of New Mexico, and has full legal power, right, and authority to carry on its business in the state of California as such is now being conducted.

Section 8.02.  Legal Power.  Warren has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement does not and will not violate, or be in conflict with, any provision of Warren’s formation documents or other governing documents.

Section 8.03.  Execution.  The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been and are duly and validly authorized by all corporate action on the part of Warren. This Agreement constitutes the legal, valid, and binding obligation of Warren enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting the rights of creditors generally, and by general equitable principles.

Section 8.04.  Brokers.  No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements, or understandings made by or on behalf of Warren or any affiliate of Warren for which Global/NorAm has or will have any liabilities or obligations (contingent or otherwise).

Section 8.05. Bankruptcy.  There are no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by or, to the knowledge of Warren, threatened against Warren.

Section 8.06.  Suits and Claims.  There is no claim by any person or entity or by any administrative agency or governmental authority and no legal, administrative, or arbitration proceeding pending or, to Warren’s knowledge, threatened against Warren that is reasonably likely to have a material effect on Warren’s ability to consummate the transactions contemplated herein.

Section 8.07.  Securities Laws.  Warren is acquiring the Rig for its own account or that of its affiliates and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. § 77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities. Warren has not sought or solicited, nor is Warren participating with, investors, partners, or other third parties in order to fund the purchase price and to close this transaction, and all funds to be used by Warren in connection with this transaction are Warren’s own funds.

Section 8.08.  No Investment Company.  Warren is not (a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) subject in any respect to the provisions of that Act.

Section 8.09.  Representations and Warranties Exclusive.  All representations and warranties contained in Article VIII are exclusive, and are given in lieu of all other representations and warranties, express, implied, or statutory.

ARTICLE IX

Conditions Precedent to the Obligations of Global/NorAm

The obligations of Global/NorAm to consummate the transactions provided for herein are subject, at the option of Global/NorAm, to the fulfillment on or prior to the Closing of each of the following conditions:

Section 9.01.  Representations.  The representations and warranties of Warren contained herein shall be true and correct in all material respects at the Closing as though made on and as of such date.

Section 9.02.  Performance.  Warren shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the closing.

Section 9.03.  Pending Matters.  No suit, action, or other proceeding shall be pending or threatened that seeks to, or could reasonably result in, a judicial order, judgment, or decree that would restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

Section 9.04.    Title Transfer.   Legal title to the Rig will transfer from NorAm to Warren at the Closing, subject to Warren’s full performance of its obligations under the Promissory Note attached hereto as EXHIBIT “D”, and applicable financing statements and security interests securing the payment and performance of such Promissory Note.  Until such payment and performance occurs, NorAm shall retain its lien on the Rig and each and every other right, at law or in equity, with respect to the Rig.

ARTICLE X

Conditions Precedent to the Obligations of Warren

The obligations of Warren to consummate the transactions provided for herein are subject, at the option of Warren, to the fulfillment at or prior to the Closing of each of the following conditions:

Section 10.01.  Representations.  The representations and warranties of Global/NorAm contained herein shall be true and correct in all material respects at the Closing as though made on and as of such date.

Section 10.02.  Performance.  Global/NorAm shall have performed all material obligations, covenants, and agreements contained in this Agreement to be performed or complied with by it and them at or prior to the Closing.

Section 10.03.  Pending Matters.  No suit, action, or other proceeding shall be pending or threatened that seeks to, or could reasonably result in, a judicial order, judgment, or decree that would restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

ARTICLE XI

Indemnification

Section 11.01.  Application of Indemnities.  All indemnities and indemnification obligations set forth in this Agreement extend to the Parties and their respective officers, directors, partners, managers, members, shareholders, agents, contractors, employees, and affiliates of the indemnified Party (“Representatives”).

A.                                    UNLESS THIS AGREEMENT EXPRESSLY PROVIDES TO THE CONTRARY, THE INDEMNITY, RELEASE, WAIVER AND ASSUMPTION PROVISIONS SET FORTH HEREIN APPLY, REGARDLESS OF WHETHER THE INDEMNIFIED PARTY (OR ITS REPRESENTATIVES) CAUSES, IN WHOLE OR PART, AN INDEMNIFIED CLAIM, INCLUDING INDEMNIFIED CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR IN PART, FROM, OUT OF, OR IN CONNECTION WITH THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE (BUT NOT SECURITIES FRAUD CLAIMS THAT REQUIRE SCIENTER OR KNOWLEDGE AS ONE ELEMENT OF THE CAUSE OF ACTION, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD BY THE INDEMNIFIED PARTY),  STRICT LIABILITY, OR OTHER LEGAL FAULT OF THE INDEMNIFIED PARTY OR ANY OF ITS REPRESENTATIVES.

B.                                    NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY, AND EACH PARTY RELEASES THE OTHER PARTY FROM AND WAIVES ANY AND ALL LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT FOR ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES SUFFERED BY SUCH PARTY. THE PARTIES WAIVE AND RELEASE EACH OTHER FROM ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY, AND CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, ANY SUCH DAMAGES RECOVERED BY A THIRD PARTY (OTHER THAN SUBSIDIARIES, AFFILIATES, OR PARENTS OF A PARTY) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY UNDER THIS AGREEMENT SHALL NOT BE WAIVED. THE PARTIES ACKNOWLEDGE THAT THIS STATEMENT IS CONSPICUOUS.

Section 11.02.  Warren’s Indemnity.  Warren shall release, indemnify, defend and hold Global/NorAm and its Representatives harmless from and against any and all claims, demands, costs, charges, expenses, fees, causes of action, suits, proceedings, damages, and attorney fees caused by, resulting from, or attributable to (a) any inaccuracy of any representation or warranty of Warren set forth in this Agreement, or (b) any breach of or failure to perform or satisfy any of the covenants and obligations of Warren hereunder.

Section 11.03.  Global/NorAm’s Indemnity.  Global/NorAm shall release, indemnify, defend and hold Warren and its Representatives harmless from and against any and all claims, demands, costs, charges, expenses, fees, causes of action, suits, proceedings, damages, and attorney fees caused by, resulting from, or attributable to (a) any inaccuracy of any representation or warranty of Global/NorAm set forth in this Agreement, subject to the terms hereof; or (b) any breach of or failure to perform or satisfy any of the covenants and obligations of Global/NorAm hereunder.

ARTICLE XII

Resolution of Disputes

In the event any dispute or disagreement between the Parties arising out of or related to this Agreement, the Parties shall, in good faith, attempt to resolve such dispute amicably.  In the event such discussions and negotiations do not result in the resolution of the dispute within a period of thirty (30) calendar days, then all disputes arising out of, in connection with or in any way relating to this Agreement shall be resolved by final and binding arbitration or alternative dispute resolution before a single arbitrator.  The arbitration shall be conducted by and before Judge David Hittner of the United States District Court for the Southern District of Texas, Houston Division, or before a federal magistrate judge or other party designated by Judge Hittner, according to applicable court, dispute resolution or mediation rules designated or adopted by Judge Hittner.

ARTICLE XIII

General Provisions

Section 13.01.  Further Assurances.  The Parties agree to and shall perform such acts, take such actions and enter into, execute and perform any and all additional or supplemental instruments, documents, contracts and agreements that are or may be necessary, advisable or required to perform and carry out that transactions contemplated by this Agreement, fully comply with and perform the terms, conditions, and provisions contained herein, and fully effectuate the intent hereof.

Section 13.02.  Expenses.  Each Party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for any such expenses from the other Party.

Section 13.03.  Document Retention.  As used in this Section 13.03, the term “Documents” means all files, documents, books, records, and other data delivered to Warren by Global/NorAm pursuant to the provisions of this Agreement (other than those that Global/NorAm has retained a copy of), including financial, tax and accounting records; title, specification, warranty, and ownership files; contracts; engineering design and related files; and books and records related to the use and ownership of the Rig on or prior to the Closing date. Warren shall retain and preserve the Documents for a period of no less than five (5) years following the Closing date (or for such longer period as may be required by applicable laws of any governmental authority), and shall allow Global/NorAm or its representatives to inspect the Documents at reasonable times and upon reasonable notice during regular business hours during such time period. Global/NorAm shall have the right during such period to make copies of any of the Documents at its expense.

Section 13.04.  Entire Agreement.  This Agreement, including the documents to be executed and delivered hereunder, and the exhibits, schedules, and appendices attached hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof.  This Agreement supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 13.05.  Amendments.  No supplement, amendment, alteration, modification, or waiver of this Agreement shall be binding unless and until executed in writing by each of the Parties and specifically referencing this Agreement.

Section 13.06.  Waiver.  No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other term, condition or provision hereof (whether or not similar), and any such waiver shall not constitute a continuing waiver unless otherwise expressly provided for herein.

Section 13.07.  Construction.  The headings, titles, and captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 13.08.  No Third Party Beneficiaries.  Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy, or right of any kind, and the Parties agree that this Agreement shall not be construed as a third party beneficiary contract.

Section 13.09.  Assignment.  Neither Party may assign this Agreement in whole or in part or delegate any of its rights or duties hereunder to any individual or entity without first obtaining the prior written consent of the other Party, and any assignment made without such consent shall be void.

Section 13.10.  Binding Effect/Benefit.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assignees, and legal representatives.

Section 13.11.  Governing Law; Venue.  This Agreement, the other documents delivered pursuant hereto, and the legal relationship between the Parties shall be governed by and construed in accordance with the laws of the State of Texas. Any arbitration proceeding, alternative dispute resolution, proceeding, or litigation arising out of this Agreement shall be brought before the federal court sitting in the City of Houston, Harris County, Texas, and the Parties irrevocably waive any right to a jury trial or to choose or request any other venue.

Section 13.12.  Notices.  Any notice, communication, request, instruction, or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, overnight delivery service, electronically, or by facsimile to the addresses of the Parties set forth below. Any such notice shall be effective and deemed given only upon receipt.

Global/NorAm:

Global Rig Company ASA

Global Rig Active 2 AS

NorAm Drilling Company

Attn:  Bruce Seeley

2000 South Dairy Ashford, Suite 465

Houston, Texas 77077

Telephone:  (281) 598-9200

Facsimile:  (281) 598-9220

Email:bas@noramdrilling.com

Warren:	Warren E&P, Inc. 100 Oceangate, Suite 950 Long Beach, CA 90802 Attn: Bob Dowell, Drilling Manager Telephone: 562.590.0909 Facsimile: 562.590.3546 Email: bdowell@warrenresources.com

Either Party may, by written notice delivered to the other Party, change its address for notice purposes hereunder.

Section 13.13.  Severability.  If any term, condition or provision of this Agreement is determined or held to be invalid, illegal, or incapable of being enforced by any rule of law, court, tribunal or public policy, then all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect; such invalid provision shall be deleted herefrom or reformed to the extent necessary to make the same valid; and the Parties shall negotiate in good faith to modify this Agreement in order to effect their original intent as closely as possible in an acceptable manner for purposes of closing the transactions contemplated hereby.

Section 13.14.  Interpretation.  This Agreement shall be deemed and considered for all purposes to have been jointly prepared by the Parties, and shall not be construed against any one Party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any particular provision hereof, who supplied the form of Agreement, or any other event of the negotiation, drafting, or execution of this Agreement. Each Party agrees that this Agreement has been purposefully written and correctly reflects its understanding of the transaction that it contemplates. In construing this Agreement, the following principles will apply:

A.            A defined term has its defined meaning throughout this Agreement and each exhibit and schedule attached to this Agreement, regardless of whether it appears before or after the place where it is defined.

B.            If there is any conflict or inconsistency between the provisions of the main body of this Agreement and the provisions of any exhibit or schedule attached hereto, the provisions of this Agreement shall take precedence. If there is any conflict between the provisions of any transaction documents attached to this Agreement as an exhibit and the provisions of any transaction documents actually executed by the Parties, the provisions of the executed transaction documents shall take precedence.

C.            Schedules and exhibits referred to herein are hereby incorporated and made a part of this Agreement for all purposes by such reference.

D.            The articles, sections, exhibits, and schedules referenced in this Agreement refer to the articles, sections, exhibits, and schedules of this Agreement. The headings and titles in this Agreement are for convenience only and shall have no significance in interpreting or otherwise affect the meaning of this Agreement.

E.              The plural shall be deemed to include the singular, and vice versa, and the masculine, feminine and neuter genders shall be deemed to include the others.

Section 13.15.  Time of the Essence.  Time shall be of the essence with respect to all terms, conditions and provisions set forth in this Agreement, the transactions contemplated hereby, and the performance by the Parties hereunder.

Section 13.16.  Counterpart Execution.  This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to the Parties that execute the same whether or not all of the Parties execute the same original or counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original.  In the event this Agreement is delivered by facsimile transmission or by e-mail delivery, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

Global/NorAm:		Warren;

GLOBAL RIG COMPANY ASA,		WARREN E&P, INC.,
a Norwegian corporation		a New Mexico corporation

By:	/s/ JAN SKARA	By:	/s/ ELLIS G. VICKERS
JAN SKARA, President		ELLIS G. VICKERS,
Senior Vice President

GLOBAL RIG ACTIVE 2 AS,
a Norwegian corporation

By:	/s/ JAN SKARA
JAN SKARA, President

NORAM DRILLING COMPANY,
a Texas corporation

By:	/s/ BRUCE SEELEY
BRUCE SEELEY, President